PRICING SUPPLEMENT dated August 18, 2025 (To Product Supplement No. WF1 dated March 25, 2025, Prospectus Supplement dated March 25, 2025 and Prospectus dated March 25, 2025)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-285508
Bank of Montreal Senior Medium-Term Notes, Series K Equity Linked Securities
Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028
■	Linked to an equally weighted Basket comprised of the common stock of Apple Inc. (25.00%), the common stock of Amazon.com, Inc. (25.00%), the common stock of Microsoft Corporation (25.00%) and the common stock of NVIDIA Corporation (25.00%) (each referred to as a “basket component”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the Basket.
■	Automatic Call. If the basket closing value on the call date occurring approximately one year after issuance is greater than or equal to the starting value, the securities will be automatically called for the face amount plus a call premium of 11.50% of the face amount
■	Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount depending on the ending value of the Basket as follows:
■	If the ending value is greater than the starting value, you will receive the face amount plus a positive return equal to 115% of the percentage increase in the value of the Basket from the starting value
■	If the ending value is less than the starting value but not by more than 25%, you will receive the face amount
■	If the ending value is less than the starting value by more than 25%, you will have full downside exposure to the decrease in the value of the Basket from the starting value, and you will lose more than 25%, and possibly all, of the face amount of your securities
■	Investors may lose a significant portion or all of the face amount
■	If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue the basket components for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity or automatic call

On the date of this pricing supplement, the estimated initial value of the securities is $953.92 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$25.75	$974.25
Total	$500,000.00	$12,875.00	$487,125.00
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Terms of the Securities

Issuer:	Bank of Montreal.
An equally weighted basket (the “Basket”) comprised of the following basket components (each, a “basket component” and together, the “basket components”). The basket components, Bloomberg ticker symbols, weightings and initial component values are set forth in the table below.
Market Measure:	Basket Component	Bloomberg Ticker Symbol	Weighting	Initial Component Value(1)
	The Common Stock of Apple Inc.	AAPL	25.00%	$230.89
	The Common Stock of Amazon.com, Inc.	AMZN	25.00%	$231.49
	The Common Stock of Microsoft Corporation	MSFT	25.00%	$517.10
	The Common Stock of NVIDIA Corporation	NVDA	25.00%	$182.01
	(1) With respect to each basket component, its closing value on the pricing date.
Pricing Date:	August 18, 2025.
Issue Date:	August 21, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the basket closing value on the call date is greater than or equal to the starting value, the securities will be automatically called, and on the call settlement date, you will receive the face amount per security plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date:	August 21, 2026, subject to postponement.
Call Premium:	11.50% of the face amount, or $115.00 per $1,000 face amount of the securities.
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the securities are not automatically called on the call date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•    if the ending value is greater than the starting value:

$1,000 + ($1,000 × basket return × upside participation rate)

•    if the ending value is less than or equal to the starting value, but greater than or equal to the threshold value: $1,000; or

•    if the ending value is less than the threshold value:

$1,000 + ($1,000 × basket return)

If the securities are not automatically called, and the ending value is less than the threshold value, you will have full downside exposure to the decrease in the value of the Basket and will lose more than 25%, and possibly all, of the face amount of your securities at maturity.
Stated Maturity Date:	August 23, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Value:	The “starting value” is 100.00.

PRS-2

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Ending Value:	The “ending value” will be the basket closing value on the final calculation day.
Basket Closing Value:	On any date of determination, the “basket closing value” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 25% of the component return of the common stock of Apple Inc.; (B) 25% of the component return of the common stock of Amazon.com, Inc.; (C) 25% of the component return of the common stock of Microsoft Corporation; and (D) 25% of the component return of the common stock of NVIDIA Corporation.
Basket Return:	The “basket return” is the percentage change from the starting value to the ending value, measured as follows: ending value – starting value starting value
Closing Value:	With respect to each basket component, “closing value” has the meaning assigned to “stock closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement. The closing value of each basket component is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Component Return:	On any date of determination, the “component return” of a basket component will be equal to: closing value on such date – initial component value initial component value
Final Component Value:	With respect to each basket component, its closing value on the final calculation day.
Threshold Value:	75.00, which is equal to 75% of the starting value.
Upside Participation Rate:	115%.
Final Calculation Day:	August 18, 2028, subject to postponement.
Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date, and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each of the call date and the final calculation day is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of material U.S. federal income and certain estate tax consequences and Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Income Tax Considerations” below and the sections of the product supplement entitled “United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.”

PRS-3

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $25.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376F3J6

PRS-4

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. WF1 dated March 25, 2025, the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000121465925004724/b321251424b2.htm

•	Prospectus Supplement and Prospectus dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

PRS-5

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Estimated Value of the Securities

Our estimated initial value of the securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek a fixed return equal to the call premium if the securities are automatically called on the call date;

▪	understand that the securities may be automatically called prior to the stated maturity and that the term of the securities may be reduced;

▪	seek exposure at the upside participation rate to the upside performance of the Basket if the securities are not automatically called and the ending value is greater than the starting value;

▪	desire payment of the face amount at maturity if the securities are not automatically called so long as the ending value is not less than the threshold value;

▪	are willing to accept the risk that, if the securities are not automatically called and the ending value is less than the threshold value, they will be fully exposed to the decrease in the value of the Basket from the starting value, and will lose a significant portion, and possibly all, of the face amount per security at maturity;

▪	are willing to forgo interest payments on the securities and dividends on the basket components; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that the securities may not be automatically called and the ending value may be less than the threshold value;

▪	seek full return of the face amount of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Basket;

▪	seek exposure to the basket components but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, please see the sections titled “Apple Inc.,” “Amazon.com, Inc.,” “Microsoft Corporation” and “NVIDIA Corporation” below.

PRS-7

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the basket closing value on the call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Value Is Less Than The Threshold Value, You Will Lose More Than 25%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

If the securities are not automatically called, we will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the Basket relative to the starting value and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the securities are not automatically called and the ending value is less than the threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the Basket from the starting value. The threshold value is 75% of the starting value. For example, if the Basket has declined by 25.1% from the starting value to the ending value, you will not receive any benefit of the contingent downside feature and you will lose 25.1% of the face amount per security. As a result, you will not receive any protection if the ending value is less than the threshold value and you will lose more than 25%, and possibly all, of the face amount per security at maturity. This is the case even if the value of the Basket is greater than or equal to the starting value or the threshold value at certain times during the term of the securities.

If the securities are not automatically called, even if the ending value is greater than the starting value, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

If The Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. Accordingly, if the securities are automatically called, the return on the securities may be less than the return on a direct investment in the basket components. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Changes In The Values Of The Basket Components May Offset Each Other.

Changes in the values of the basket components may not correlate with each other. Even if the closing value of a basket component increases, the closing value of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket closing value on any date of determination, an increase in the closing value of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the closing value of the other basket components.

The Securities Do Not Pay Interest.

The securities will not pay any interest. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

PRS-9

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the securities. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs will include any agent discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility of the basket components, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

PRS-10

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Basket; interest rates; volatility of the basket components; correlation among the basket components; time remaining to maturity; and dividend yields on the basket components. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, your return will be limited to the call premium, and you will not receive the potentially higher payment that may have been paid if you had held the securities until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Basket Components

Whether The Securities Will Be Automatically Called And The Maturity Payment Amount Will Depend Upon The Performance Of The Basket Components And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Basket Components. Investing in the securities is not equivalent to investing in the basket components. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the basket components for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the basket components. As a holder of the securities, you will not have any voting rights or any other rights that holders of the basket components would have.

•	Historical Values Of The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.

•	We Cannot Control Actions By The Underlying Stock Issuers.

•	We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

PRS-11

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the basket components and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the basket components.

•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers may adversely affect the values of the basket components.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial component value. The hypothetical initial component value of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component value of any basket component. The actual initial component value for each basket component is set forth under “Terms of the Securities” above. For actual historical data of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call, and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premium:	11.50% of the face amount
Upside Participation Rate:	115%
Hypothetical Initial Component Value:	For each basket component, $100.00
Starting Value:	100.00
Threshold Value:	75.00 (75% of the starting value)

Hypothetical Payout Profile

PRS-13

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a hypothetical pre-tax total rate of return of 11.50%.

If the securities are not automatically called:

Hypothetical ending value	Hypothetical basket return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$2,150.00	115.00%
175.00	75.00%	$1,862.50	86.25%
150.00	50.00%	$1,575.00	57.50%
140.00	40.00%	$1,460.00	46.00%
130.00	30.00%	$1,345.00	34.50%
120.00	20.00%	$1,230.00	23.00%
110.00	10.00%	$1,115.00	11.50%
105.00	5.00%	$1,057.50	5.75%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The basket return is equal to the percentage change from the starting value to the ending value (i.e., the ending value minus the starting value, divided by the starting value).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-14

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The basket closing value on the call date is greater than the starting value, and the securities are automatically called on the call date:

	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial component value:	$100.00	$100.00	$100.00	$100.00
Hypothetical closing value on call date:	$155.00	$160.00	$130.00	$155.00
Hypothetical component return on call date:	55.00%	60.00%	30.00%	55.00%

Based on the component returns set forth above, the basket closing value on the call date would equal:

100 × [1 + (25.00% × 55.00%) + (25.00% × 60.00%) + (25.00% × 30.00%) + (25.00% × 55.00%)] = 150.00

Because the hypothetical basket closing value on the call date is greater than the starting value, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 11.50% of the face amount. Even though the Basket appreciated by 50.00% from its starting value to its basket closing value on the call date in this example, your return is limited to the call premium of 11.50%.

On the call settlement date, you would receive $1,115.00 per security.

Example 2. The securities are not automatically called. The maturity payment amount is greater than the face amount:

	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial component value:	$100.00	$100.00	$100.00	$100.00
Hypothetical closing value on call date:	$95.00	$80.00	$85.00	$90.00
Hypothetical final component value:	$135.00	$120.00	$115.00	$110.00
Hypothetical component return on final calculation day:	35.00%	20.00%	15.00%	10.00%

Based on the component returns set forth above, the ending value would equal:

100 × [1 + (25.00% × 35.00%) + (25.00% × 20.00%) + (25.00% × 15.00%) + (25.00% × 10.00%)] = 120.00

Therefore, the basket return would be equal to 20.00%.

Because the hypothetical basket closing value on the call date is less than the starting value, the securities are not automatically called. Because the hypothetical ending value is greater than the starting value, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × basket return × upside participation rate)

$1,000 + ($1,000 × 20.00% × 115.00%)

= $1,230.00

On the stated maturity date, you would receive $1,230.00 per security.

PRS-15

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Example 3. The securities are not automatically called. The performance of the basket components offset each other, and the maturity payment amount is equal to the face amount:

	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial component value:	$100.00	$100.00	$100.00	$100.00
Hypothetical closing value on call date:	$95.00	$80.00	$85.00	$90.00
Hypothetical final component value:	$50.00	$105.00	$115.00	$110.00
Hypothetical component return on final calculation day:	-50.00%	5.00%	15.00%	10.00%

Based on the component returns set forth above, the ending value would equal:

100 × [1 + (25.00% × -50.00%) + (25.00% × 5.00%) + (25.00% × 15.00%) + (25.00% × 10.00%)] = 95.00

Therefore, the basket return would be equal to -5.00%.

Because the hypothetical basket closing value on the call date is less than the starting value, the securities are not automatically called. Because the hypothetical ending value is less than the starting value, but not by more than 25%, you would not lose any of the face amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

In this example, the significant decrease in the common stock of Apple Inc. has a significant impact on the ending value of the Basket notwithstanding the percentage increases in the other basket components.

Example 4. The securities are not automatically called. Maturity payment amount is less than the face amount:

	Common Stock of Apple Inc.	Common Stock of Amazon.com, Inc.	Common Stock of Microsoft Corporation	Common Stock of NVIDIA Corporation
Hypothetical initial component value:	$100.00	$100.00	$100.00	$100.00
Hypothetical closing value on call date:	$95.00	$80.00	$85.00	$90.00
Hypothetical final component value:	$55.00	$65.00	$45.00	$35.00
Hypothetical component return on final calculation day:	-45.00%	-35.00%	-55.00%	-65.00%

Based on the component returns set forth above, the ending value would equal:

100 × [1 + (25.00% × -45.00%) + (25.00% × -35.00%) + (25.00% × -55.00%) + (25.00% × -65.00%)] = 50.00

Therefore, the basket return would be equal to -50.00%.

Because the hypothetical basket closing value on the call date is less than the starting value, the securities are not automatically called. Because the hypothetical ending value is less than the starting value by more than 25%, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × basket return)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

PRS-16

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Hypothetical Historical Performance of the Basket

The basket will represent an equally weighted portfolio of the basket components, with the return of each basket component having the weighting set forth above. For more information regarding the basket components, see the information provided below.

While historical information on the value of the Basket does not exist, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 2, 2020 to August 18, 2025, assuming that the Basket was constructed on January 2, 2020 with a starting value of 100.00 and that each of the basket components had the applicable weighting as of that day. We obtained the closing values used in the graph below from Bloomberg Finance L.P., (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the performance of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-17

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Information About The Basket Components

Each basket component is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each basket component can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

PRS-18

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Apple Inc.

According to publicly available information, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services.

The issuer of the common stock of Apple Inc.’s SEC file number is 001-36743. The common stock of Apple Inc. is listed on The Nasdaq Stock Market LLC under the ticker symbol “AAPL.”

Historical Information

We obtained the closing prices of the common stock of Apple Inc. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Apple Inc. for the period from January 2, 2020 to August 18, 2025. The closing price on August 18, 2025 was $230.89. The historical performance of the common stock of Apple Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-19

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers subscription services; offers programs that enable sellers to sell their products in its stores and to fulfill orders using its services; offers developers and enterprises a set of technology services, including compute, storage, database, analytics and machine learning and other services; offers programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers and others to publish and sell content; and provides advertising services to sellers, vendors, publishers, authors and others, through programs such as sponsored ads, display and video advertising.

The issuer of the common stock of Amazon.com, Inc.’s SEC file number is 000-22513. The common stock of Amazon.com, Inc. is listed on The Nasdaq Global Select Market under the ticker symbol “AMZN.”

Historical Information

We obtained the closing prices of the common stock of Amazon.com, Inc. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Amazon.com, Inc. for the period from January 2, 2020 to August 18, 2025. The closing price on August 18, 2025 was $231.49. The historical performance of the common stock of Amazon.com, Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-20

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Microsoft Corporation

According to publicly available information, Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions.

The issuer of the common stock of Microsoft Corporation’s SEC file number is 001-37845. The common stock of Microsoft Corporation is listed on The Nasdaq Stock Market LLC under the ticker symbol “MSFT.”

Historical Information

We obtained the closing prices of the common stock of Microsoft Corporation in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Microsoft Corporation for the period from January 2, 2020 to August 18, 2025. The closing price on August 18, 2025 was $517.10. The historical performance of the common stock of Microsoft Corporation should not be taken as an indication of its future performance during the term of the securities.

PRS-21

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation is a full stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces.

The issuer of the common stock of NVIDIA Corporation’s SEC file number is 000-23985. The common stock of NVIDIA Corporation is listed on The Nasdaq Global Select Market under the ticker symbol “NVDA.”

Historical Information

We obtained the closing prices of the common stock of NVIDIA Corporation in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of NVIDIA Corporation for the period from January 2, 2020 to August 18, 2025. The closing price on August 18, 2025 was $182.01. The historical performance of the common stock of NVIDIA Corporation should not be taken as an indication of its future performance during the term of the securities.

PRS-22

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Assuming this treatment of the securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Open Transactions” in the accompanying product supplement.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the securities may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on our determination that the securities do not have a delta of one with respect to any underlying security, the securities should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether the non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-23

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Equity Basket due August 23, 2028

Validity of the Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed, authenticated, issued and delivered, to the extent that validity of the securities is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustees’ authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the securities offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

PRS-24